EXHIBIT 24.2


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald S. Lloyd and Gerald C. Throop, and each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to the Registration Statement for the CP HOLDRSSM Deposit Facility, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                                    Title


         /s/ KEITH PEARSON                      Chief Administrative Officer &
------------------------------------            Chief Financial Officer
         Keith Pearson


         /s/ MARCELO COSMA                      Chief Legal Counsel
------------------------------------
         Marcelo Cosma


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